MIZRAHI BANK

Name of Customer: Nisko Projects Electronics and Communications (1990) Ltd.

Address: Habarzel 2A Tel-Aviv I.D./Company No: 511521296

UNITED MIZRAHI BANK LTD

Shalma 069 Branch

CONTINUING LIMITED GUARANTEE TO SECURE ALL DEBTS

PREAMBLE

WHEREAS United Mizrahi Bank Ltd. (hereinafter referred to as "the Bank") has granted or from time to time shall grant to iPoint Media Ltd. (hereinafter referred to as "the Customer") credit under such terms as from time to time were and/or shall be agreed upon between the Bank and the Customer in respect of each credit;

AND WHEREAS we, the undersigned, are willing to guarantee to the Bank the repayment of debts of any kind owing now and hereafter from the Customer to the Bank;

NOW THEREFORE WE CONFIRM, GUARANTEE AND UNDERTAKE AS FOLLOWS:-

DEFINITIONS

1. In this Guarantee:-

(a) "**Credit**", whether in Israeli currency or in any foreign currency, includes every revolving credit, single credit, loan, discount, purchase and or brokerage of bills, overdraft, granting of guarantee and/or letter of indemnity, opening of documentary credit, grant of extension of time, and of various banking facilities, handling of bills of lading transactions in securities, services, or any other payments granted or to be granted now or hereafter by the Bank to the Customer or to his order, whether in Israel or abroad, as well as every and any other transaction or other action whereby or as a result of which debts or obligations are or may be incurred or undertaken by the Customer towards the Bank, whether as debtor, guarantor or endorser and/or in any other manner whether the said debts be owing from the Customer jointly or severally, whether owing presently or hereafter, whether maturing prior to the execution hereof or thereafter, whether certain or contingent, whether owing directly or indirectly, whether express or implied.

(b) Words importing the singular shall include the plural and vice versa.

(c) Words importing the masculine gender shall include the feminine gender and vice versa.

(d) "**Bank**" means United Mizrahi Bank Ltd. and includes all branches and/or offices and/or subsidiaries and/or affiliates of the Bank existing on the date of this Guarantee, whether in Israel or abroad, and/or any such branch and/or office and/or subsidiary and/or affiliate of the Bank that shall at any future date be established in any place whether in Israel or abroad, its assigns and any person or legal entity duly authorized to act on behalf of the Bank and its duly appointed representatives.

(e) "**The Customer**" includes the heirs, estates, successors, executors and administrators of their wills and estates and their appointees and substitutes, guardians, liquidators, directors, partners, shareholders, trustees and assigns of the Customer.

(f) "**Bills**" include promissory notes, cheques, bills of exchange, commitments, guarantees, securities, drafts, bills of lading and any other negotiable and non-negotiable instruments.

(g) "**Consumer Price Index**" means the price index known as "the Consumer Price Index" (cost of living index) including fruit and vegetables, published by the Central Bureau of Statistics, and including such index if published by another official body or institute, and also any official index replacing it, irrespective of whether based on the same data. If there is another index and the Bureau, body or institute as aforesaid do not determine the ratio between it and the replaced index, the Accountant-General of the Ministry of Finance shall determine the ratio between the last index and the replaced index.

(h) The expression "**Representative Rate of the US Dollar**" or "**Representative Rate**" means the representative of the US dollar determined by the Bank of Israel.
If the Bank of Israel ceases to determine the Representative Rate either temporarily or permanently, the Representative Rate shall be determined by the State of Israel through the Accountant-General of the Ministry of Finance.

(i) The expression "**Dollar**" means the US dollar.

(j) "**Exchange Rate**" means the selling price for drafts and transfers and/or bank notes of any denomination whatsoever in foreign currency as shall be determined by the Bank. In the event that at any such time two or more exchange rates as aforesaid are prevailing at the Bank, the Exchange Rate shall be the highest such rate then prevailing. In the event that at the time of such conversion of foreign currency additional payments, including commissions, levies, taxes, fees and other costs, etc. shall apply, the Exchange Rate shall be deemed to include any such additional payments.

(k) The preamble hereto constitutes an integral part hereof.

GUARANTEE

2. We hereby guarantee to the Bank and its assigns absolutely, unequivocally and unconditionally the full and prompt repayment of any sums owing now and/or hereafter from the Customer to the Bank, inter alia, in connection with the granting of the Credit by the Bank to the Customer, whether the said debts be owing from the Customer singly or jointly with another or others, whether incurred by the Customer in the past or are to be incurred thereby in the future, whether owing from the Customer as debtor, guarantor or endorser, whether owing now or hereafter, whether certain or contingent, whether owing directly or indirectly, with the addition of interest, commissions, damages, linkage differentials, exchange rate differentials and any other charges and costs (all the

aforesaid sums hereby guaranteed by us shall hereinafter be referred to as **"the Said Sums"**). For the avoidance of any doubt, it is hereby agreed and confirmed that we hereby guarantee all linkage differentials and/or exchange rate differentials of any kind whatsoever owing now and/or hereafter from the Customer to the Bank in respect of linked principal and/or linked interest constituting part of the Said Sums. Accordingly, the expression "the Said Sums" shall also be deemed to include the aforesaid linkage differentials and exchange rate differentials.

OBLIGATION AMOUNT

3\. ~~(a)* The aggregate amount which we shall be obliged to pay the Bank under the present Guarantee is unlimited (hereinafter referred to as "the Guaranteed Amount").~~

(b)** The amount of the principal which we shall be obliged to pay the Bank under the present guarantee is limited to the sum of NIS 7,000,000 (Seven million New Israeli Sheqel) (hereinafter referred to as **"the Guaranteed Principal"**).

(i) The amount of the Guaranteed Principal shall be linked to the Consumer Price Index, namely, in the event that the Consumer Price Index last published prior to the date of actual repayment of any amount under this Guarantee (hereinafter referred to as **"the New Index"**) has increased as compared with the Consumer Price Index in respect of the month of ______________ 19__, being _______ points on a ______________ basis (hereinafter referred to as **"the Base Index"**), the Guaranteed Principal shall thereupon be increased proportionately to the extent of the increase in the New Index as compared with the Base Index (the amount of the Guaranteed Principal together with linkage differentials are hereinafter referred to as **"the Guaranteed Amount"**).

~~(ii) The amount of the Guaranteed Principal shall be linked to the Representative Rate of the US Dollar published on ____________, 19__, being US$ 1 = NIS ________ (hereinafter referred to as "the Base Rate") namely, in the event that on the date of actual repayment of any amount under this Guarantee (hereinafter referred to as "the New Rate") the New Rate has increased as compared with the Base Index, the Guaranteed Principal shall be increased proportionately to the extent of the increase in the New Rate as compared with the Base Rate (the amount of the Guaranteed Principal together with the exchange rate differentials being hereinafter referred to as "the Guaranteed Amount").~~

Signature ***

Signature ***

Signature ***

Signature ***

PAYMENT DATES AND LINKAGE

4\. We shall pay the Bank any amount it may demand from us from time to time, within 7 (Seven) days of the date of the despatch of its first demand notice on account of the Guaranteed Amount as follows:

(a) In the event that our Guarantee is unlimited in amount, all the Said Sums (as defined in Clause 2 above) as the Customer shall owe the Bank, up to the full and actual discharge thereof.

(b) In the event that our Guarantee is limited in amount and linked to the Consumer Price Index, the Said Sums (as defined in Clause 2 above, but subject to the provisions regarding the Guaranteed Amount within the meaning stipulated in Clause 3(b)(i) above, namely the Guaranteed Principal together with linkage differentials).

Notwithstanding the provisions of Clause 3(b)(i) above, in the event that the Guaranteed Amount is not paid by us within 7 (Seven) days of the date of despatch of the demand notice, the Guaranteed Amount shall be recalculated by the Bank upto the date the demand notice has been despatched (hereinafter referred to as **"the Revalued Amount"**) and from such date henceforth the Revalued Amount shall bear interest at the maximum rate prevailing from time to time in respect of Consumer Price Index Linked loans pursuant to the Interest Law, 5717-1957, and any regulations or orders enacted by virtue thereof.

The Revalued Amount together with the interest accrued thereon shall be linked to the Consumer Price Index known on the date the demand notice is despatched (hereinafter referred to as **"the Base Calculation Index"**) upto the date of actual payment, namely, in the event that the Consumer Price Index known on the date of actual payment of the Revalued Amount together with accrued interest (hereinafter referred to as **"the New Calculation Index"**) has increased as compared with the Base Calculation Index, the interest and the Revalued Amount shall be increased proportionately to the extent of the increase in the New Calculation Index as compared with the Base Calculation Index.

(c) In the event that our Guarantee is limited in amount and linked to the Representative Rate of the US dollar, the Said Sums (as defined in Clause 2 above, but subject to the provisions regarding the Guaranteed Amount within the meaning stipulated in Clause 3(b)(ii) above, namely, the Guaranteed Principal together with the Exchange Rate Differentials).

Notwithstanding the provisions of Clause 3(b)(ii) above, in the event that the Guaranteed Amount is not paid by us within 7 (Seven) days of the date of despatch of the demand notice, the Guaranteed Amount shall be recalculated by the Bank upto the date the demand notice has been despatched (hereinafter referred to as **"the Revalued Amount"**) and from such date henceforth interest at the rate of LIBOR plus 5% per annum (hereinafter referred to as **"the Interest"**) shall be added to the Revalued Amount and the Revalued Amount, together with the Interest accrued thereon, shall be linked to the Representative Rate of the US dollar as hereinafter stipulated.

In this Guarantee, the term **"LIBOR"** (the London Interbank Offered Rate) shall mean interest offered to large banks on their US dollar deposits of comparable amounts on the London interbank market for periods of six months as appears on the Reuter Monitor RMEY page Screen, for comparable amounts, as published each day at 11:00 a.m. London time, two Business Days prior to the commencement of each Interest Period or on the Business Day prior thereto (if the

* In case of an Unlimited Guarantee, sub-clause 3(b)(i) and (ii) should be deleted.

** In case of a Guarantee limited in amount, sub-clause 3(a) should be deleted. The amount of the Guaranteed Principal should be completed in sub-clause 3(b) and whether it is linked to the Consumer Price Index or to the Dollar, as agreed with the Customer, should be indicated by deleting the inapplicable.

*** All the Guarantors specified above must sign the original Guarantee.

date for determining the Interest is not a Business Day). The Interest shall be determined in advance for each subsequent Interest Period.

The Revalued Amount together with the interest accrued thereon shall be linked to the Representative Rate of the US dollar published on the date of the despatch of the demand notice (hereinafter referred to as **"the Base Calculation Rate"**) upto the date of actual payment, namely, in the event that on the date of actual repayment of the Revalued Amount together with the accrued interest thereon (hereinafter referred to as **"the New Calculation Rate"**) the New Calculation Rate has increased as compared with the Base Calculation Rate, the Interest together with the Revalued Amount shall be increased proportionately to the extent of the increase in the New Calculation Rate as compared with the Base Calculation Rate.

WAIVER OF PRIOR DEMAND NOTICE FOR REPAYMENT TO CUSTOMER

5. We shall pay the Bank all such amounts as the Bank may demand from us as aforesaid, without imposing upon the Bank any duty to provide us with any accounts or proof whatsoever of the non-performance by the Customer of his obligations and we hereby waive any requirement that the Bank make prior demand for payment of the Said Sums from the Customer. The Bank shall be entitled to demand from us the performance of our Guarantee, without the Bank being obliged to institute any proceedings for the collection of the Said Sums from the Customer or from any liquidator or trustee thereof or from other guarantors or to realize other collateral. The institution of any proceedings by the Bank in order to collect the Said Sums shall not derogate from our obligations to pay the Said Sums forthwith and we shall not be entitled to delay the payment of the Said Sums until the finalization of any other proceedings instituted by the Bank.

FOREIGN CURRENCY TRANSACTION

6. In every instance that Credit is granted or is to be granted to the Customer in any foreign currency (hereinafter referred to as a **"Foreign Currency Transaction"**), we hereby undertake to pay to the Bank or to its order in that same foreign currency all the sums which are due and which shall become due from the Customer with respect to that Foreign Currency Transaction, including principal, interest and linkage or exchange rate differentials, if any, and also any commissions and expenses deriving from the linkage of the principal and the interest, or any one of them, to the Exchange Rate.

In the event that the Bank shall be compelled to take legal action against us on the basis of this Guarantee in order to recover sums in respect of a Foreign Currency Transaction and the court and/or the execution office shall order us to pay any sums in respect of the Foreign Exchange Transaction, in Israeli currency or in consideration of Israeli currency, we hereby undertake to pay the Bank the amount, in New Israeli Sheqel, or the proceeds thereof, which shall be sufficient for the conversion into foreign currency of the said amount in accordance with the Exchange Rate as defined in Clause 1(j) above), prevailing on the date of actual payment.

LIABILITY IN EVENT OF ARRANGEMENT, LIQUIDATION OR BANKRUPTCY

7. Any arrangement made with respect to the debts of the Customer, including an arrangement by the court or the liquidation or bankruptcy thereof, shall not derogate from our obligations pursuant to this Guarantee and the Bank shall be entitled to demand from us the Guaranteed Amount in full in accordance with the amount of the Said Sums as would have been due from the Customer to the Bank if it were not for such arrangement, liquidation or bankruptcy. In the event of any bankruptcy or liquidation, as applicable, and similar arrangements, the Bank shall be entitled to prove in such bankruptcy or liquidation proceedings the amount of the debt in full, without taking into consideration any amount that is and/or shall be paid pursuant to this Guarantee and the Bank shall be entitled to consent to any compromise settlement. We undertake not to claim in any such event in competition with the Bank and not to claim from the Bank any sum received by the Bank as aforesaid, or in any other manner, so as to reduce the sums or obligations guaranteed by us hereby.

UNCONDITIONAL GUARANTEE

8. The Bank is not bound to accept any additional collateral or guarantee from the Customer in respect of the payment of the Said Sums. If it was known to us upon or prior to our signing this Guarantee that the Bank was about to obtain other collateral from the Customer or further guarantees, including any instance in which names of additional guarantors were to be supplemented to this Guarantee and the Bank shall not have received such additional collateral and/or the additional guarantors shall not have signed any other guarantees or this Guarantee, the validity of this Guarantee shall not thereby be derogated from and we shall perform all our obligations hereunder.

PRESERVATION OF GUARANTEE

9. The Bank may from time to time whether with or without our consent and with or without any notice to us:-

(a) discontinue, vary, decrease, increase or renew any Credit to the Customer;

(b) extend the time for payment or grant other similar accommodations to the Customer and/or to any other person and/or to the Guarantors or to any one of us;

(c) exchange, renew, modify, release, terminate, enforce or refrain from enforcing any collaterals or guarantees held or which shall be held by the Bank, whether obtained from the Customer and/ or from other persons and/or from the Guarantors and/or from any one or more of us;

(d) to compromise, waive, release or make any other arrangement with the Customer and/or with any other person and/or with the Guarantors and/or with any one of us, of his obligations;

(e) to procure the non-discharge of any indebtedness incurred by the Customer in respect of the granting of the Credit, or to procure the release of any collateral given in connection with the granting of the Credit;

(f) to refrain from notifying us of the non-performance of any obligations whatsoever by the Customer and to postpone or suspend the submission of demands against us hereunder, without the same being deemed to constitute a precedent, waiver, limitation of action or negligence on the part of the Bank.

Upon the occurrence of any of the aforesaid events, even if as a consequence thereof a loss shall be incurred by the Bank, this Guarantee shall remain fully valid and effective and shall not be affected or altered or reduced as to the amount thereof and all our obligations shall remain unaffected and shall not be reduced. In order to avoid all doubt, it is hereby stipulated that if the Bank performs

any of the aforesaid acts, we shall not be entitled to any right of option, right of cancellation or any other right stipulated in the Guarantee Law, 5727-1967, in respect of the said acts and we hereby expressly waive all our said rights thereunder.

WAIVER OF DEFENCE CLAIMS

10. This Guarantee shall not be derogated from, reduced or altered and shall remain valid and effective:-

(a) in the event that the Customer's indebtedness to the Bank is impaired or invalid for any reason whatsoever, including, inter alia, by reason of the capacity or representation of the Customer;

(b) in the event that the Bank's right to claim the payment of the Guaranteed Amount from the Customer has terminated due to prescription;

(c) in the event that the Customer denies his liability towards the Bank or in the event that the Customer has or raises any claims against the Bank.

In each of the aforesaid instances, the abovementioned indebtedness shall, for the purposes of this Guarantee, be deemed to be valid, unimpaired, fully effective and non-appealable and we hereby declare that we shall not raise any claim against the Bank and that all our obligations hereunder shall remain fully effective and we hereby waive, in advance, any rights or claims that the Guarantee Law, 5727-1967, confers or allows in such circumstances.

PRESERVATION OF OBLIGATIONS

11. In the event that we or any one of us or the Customer is a legal entity, whether incorporated or unincorporated, or a trustee, executor or administrator, or a joint account holder at the Bank, or any type of organisation or entity constituting an affiliation of entities, our obligations hereunder shall not be derogated from by reason of any change in our name, constitution or composition or in that of the Customer.

CONSIDERATION

12. Without deeming consideration to be a precondition to the validity of this Guarantee in whole or in part, we hereby confirm that the Bank's consent to advance credit from time to time to the Customer or any party constituting the Customer shall be deemed to be full consideration for our obligations hereunder, in whole or in part.

COLLATERAL

13. All present and future collateral and guarantees for our obligations held or to be held by the Bank, including those stipulated hereunder, shall constitute collateral for the performance of all our obligations hereunder.

The bills of our customers or other parties or securities or other negotiable instruments as shall be held by the Bank from time to time. Such bills, securities or other negotiable instruments shall be deemed to be pledged and charged to the Bank from the moment of their delivery to the Bank as collateral. We hereby exempt the Bank from all obligations as a holder of a bill, such as, presentation for acceptance or for payment, protest and notice of dishonour and the signatures, endorsements and guarantees on bills and any other negotiable instruments shall remain valid until their discharge, without any formal requirements whatsoever having to be met and we hereby waive the right to raise the defence of prescription.

BANKER'S LIEN, PLEDGE AND SET-OFF

14. Without prejudice to any other right of the Bank, the Bank shall have a right of pledge, charge, possession, bankers' lien and set-off on all amounts that are or shall be held by it at any time to our credit in a current or any other account whatsoever, whether held jointly or severally, whether with another or others and/or with respect to any and all assets (including, without derogating from the generality thereof, diamonds, gold, securities, bills, coins, banknotes, goods, documents relating to goods, insurance policies, assignments of debts, any negotiable instruments, deposits, collateral, mortgages and other rights) that are and/or shall be held and/or credited to or on our behalf at the Bank, in any form or manner whatsoever, including those that have been or shall be delivered to the Bank for collection and/or as security and/or for custody and/or in any other manner whatsoever and on the proceeds thereof.

The Bank shall have the right at any time and from time to time to apply any asset charged with the said lien in any manner whatsoever, including the selling and collection thereof, at any price and under any conditions as the Bank may deem proper and from time to time to apply the proceeds (in whole or in part) obtained by reason of, or in connection with, the said application and/or collection and/or sale, in partial or full discharge of the Said Sums. The Bank may take such legal or other proceedings as it may deem fit in order to effect the foregoing. All costs incurred in the application and/or sale and/or by the said legal proceedings shall be borne by us and the Bank may debit our account with the said costs. In any event of the collection of bills by the Bank, the Bank shall be entitled to negotiate and discount the bills to other persons, take all legal and other proceedings for the collection of the bills, debit our account with the collection charges, compromise with the makers, endorsers or guarantors thereof or grant any concessions whatsoever, accept partial payment and from time to time apply the proceeds of the bills in full or partial payment of the Said Sums.

DEBITING AND CREDITING OF PAYMENTS

15. The Bank may at any time at its absolute discretion:-

(a) debit any account in our name with any amount owing now or hereafter to the Bank hereunder;

(b) credit any amount paid by us or on our account in any manner and form to such account as the Bank shall deem fit;

(c) transfer any amount standing to our credit in any account in our name to any other account maintained in our name;

(d) credit any amount received from the Customer or on his behalf or on account thereof or upon the realisation of any collateral held by the Bank to such account as the Bank shall deem proper, and likewise, the Bank shall be entitled to hold any such amount as a general deposit without utilizing the same to reduce the Amounts Owing from the Customer to the Bank and guaranteed by us hereunder and the Bank shall not be bound by any crediting of the amounts as aforesaid.

CONTINUING GUARANTEE

16. This Guarantee shall be a continuing and revolving security and shall continue to be effective notwithstanding any settlement of accounts with the Customer and shall bind us and our assigns (which expression shall be interpreted as including guardians, heirs, administrators and executors of wills,

trustees, receivers, liquidators and successors) until the expiration of one month from the day on which the Bank, through the branch at which we executed the present Guarantee, receives written notice from us of the termination of the Guarantee which shall be signed by each one of us. The said notice by us shall not affect our guarantee and liability in respect of debts, businesses and obligations incurred, made and undertaken by the Customer before the termination of the said period of one month, even though their maturity dates may occur after the expiration of the period of one month.

CONDITIONAL RELEASE

17. (a) In the event that our obligation to the Bank pursuant to this Guarantee is for any reason whatsoever revoked or terminated or the Bank shall confirm that our obligation as herein specified has terminated, we hereby agree that in any event of the Bank being ordered by any court to repay to any person or body whatsoever any amount whatsoever paid to the Bank in discharge of the Said Sums or on account thereof (whether such amount was paid to the Bank by mistake or in fraudulent preference or for any other reason whatsoever) we hereby undertake to compensate and indemnify the Bank in respect of any sum which the Bank is ordered to repay as aforesaid, together with such costs and charges as the Bank is ordered to pay and/or incurs in relation thereto with the addition of the highest rate of interest then prevailing, until we fully repay all the amounts specified in this paragraph to the Bank.

(b) In any event of our obligations being terminated and/or maturing for any reason whatsoever, the Bank shall be entitled to continue to grant Credit to the Customer, notwithstanding the said termination and/or maturity and we shall continue to be liable in respect of all such sums for which the Customer shall be indebted on the date of the termination and/or maturity, even although payments shall be made and costs shall be incurred to the debit of any of the Customer's accounts maintained with the Bank subsequent to the said termination and/or maturity, whether such payment or costs are made or incurred by or on behalf of or for the Customer.

AUTONOMOUS NATURE OF COLLATERAL

18. This Guarantee shall be deemed to be autonomous of any other collateral or guarantees and shall not be prejudiced or affected by any such other collateral or by reason of the Bank receiving impaired or invalid collateral or guarantees.
We hereby waive any right to receive by way of transfer to us or participate in any other securities which the Bank holds in respect of the discharge of the Said Sums and we shall not perform any act with the object of obtaining any rights in the said collateral, notwithstanding payment by us of the full Guaranteed Amount.

INDEMNITY

19. In addition to the guarantee as provided herein, the present document shall constitute an undertaking of indemnity and we hereby undertake to indemnify the Bank, within the limits of the Guaranteed Amount, for any damages, costs and losses caused to the Bank as a result of granting credit to the Customer, subject to the relevant conditions stipulated herein.

BANK ENTRIES

20. All entries recorded in the books of the Bank shall be deemed to be accurate in very respect and shall serve as prima facie evidence with respect to the accounts of the Customer. Copies of such entries and/or, at the discretion of the Bank, every item in such entry or of such page or in a separate document shall serve as prima facie evidence as to the existence of such entry and as to the accuracy of the details appearing thereon.
The term **"the books of the Bank"** shall be deemed to also include any book, ledger, statement, copy of statement, or other confirmation signed by the Bank with respect to any account, loan agreement, deed of undertaking, bill signed by the Customer, index card, page, roll and any other means of electronic data storage and computerization and other means of data storage.
The term **"entries"** shall be deemed to also include any entry or copy of an entry whether written or copied by hand or typewriter or whether recorded by printing, stencilling, duplicating, photostating (including microfilming) or any other mechanical, electrical or electronic means or by electronic computer recording means or any other means of recording or presenting words or numbers or any other symbols whatsoever which exist and/or are customarily utilized at the Bank.

TECHNICAL CHANGES

21. For the avoidance of any doubt and for the purposes of clarification, it is hereby stated that in the event that for any bureaucratic, administrative or technical reasons a change shall occur in the number of any account (as is included in the definition of "Credit" in this document) or the account is transferred to another branch of the Bank, all the provisions of this Guarantee shall be deemed to relate to the said account pursuant to the new number so given or at the other branch to which the account has been transferred, even in the event that it shall be stated in this document that our Guarantee relates to credit which the Customer has received in a particular account or at a particular branch.

ASSIGNMENT OF RIGHTS

22. This Guarantee may be assigned by the Bank without the need to obtain our prior consent.

JOINT AND SEVERAL LIABILITY

23. In the event of this Guarantee being executed by more than one person and/or legal body, the liability hereunder shall be joint and several and the Bank shall, at its sole discretion, be entitled to collect from any one or more of us the full Guaranteed Amount or any part thereof. The liability of each one of us shall not be affected by reason of any of the others not having the capacity to be bound as a consequence of the Bank releasing them from their liability or returning to them the collateral that they delivered to the Bank.

PRESCRIPTION

24. We hereby waive all our rights to plead prescription under any law in force at such time in all matters relating to this Guarantee and we hereby agree that the fact that the Bank does not immediately exercise its rights hereunder or in connection herewith in any given event shall not be deemed a waiver of such rights, or a consent or acknowledgement by the Bank, or shall be deemed to create any precedent and the Bank shall be entitled to exercise the rights deriving from this document and/or in connection herewith and/or the law at such time as it may deem fit.

RATIFICATION 25. We hereby undertake to sign all such documents and forms as the Bank may, at its sole and absolute discretion request, if and insofar as under any law of the State of Israel our signing of any such document or form is or shall be required in order to make the present document fully valid and effective. In compliance with the provisions of this Clause, we hereby appoint the Bank as our principal attorney, either itself or through such person as to whom the Bank may delegate its powers to sign all such documents and forms as may be requested by the Bank, and the Bank or any party acting on its behalf shall in no way be liable to us in respect of any act or omission whatsoever made thereby under or by virtue of this clause. The said appointment shall be irrevocable as the rights of the Bank are dependent thereon and full consideration has been given by the Bank therefor by its advancing the Credit to the Customer.

NOTICES 26. Any notice mailed to any one of us by the Bank through the post by registered or ordinary mail to the addresses set out below or to such other address in Israel of which we shall notify the Bank in writing shall be deemed to have been duly received by the addressee 48 (Forty-eight) hours after the date of delivery of the letter for despatch. A written statement by the Bank shall constitute conclusive proof of the time and posting of the notice.

STAMPING AND EXPENSES 27. Stamp duty payable in respect of this Guarantee and all such other expenses as relate to the enforcement hereof or the realisation of any collateral delivered in connection herewith, including the Bank's advocate's fees, shall be borne by us and secured by this Guarantee.

WAIVER OF PRIOR NOTICE 28. We hereby waive the need for despatching any notarial or other warnings in all matters in connection with this Guarantee.

JURISDICTION 29. We hereby agree that the city of Tel Aviv-Jaffa shall be the place of jurisdiction for the purposes of this Guarantee, provided that the Bank shall be entitled to institute proceedings against us in any such other competent court as it may deem fit.

MARGINAL NOTES 30. The marginal notes in this Guarantee have been inserted for ease of reference only and shall not be utilized as a means of interpreting the intentions of the parties or the interpretation of this Guarantee.

DECLARATION 31. We, the guarantors, hereby declare and confirm that we have carefully examined this Guarantee and all the clauses hereof and that we have fully understood the contents and significance thereof.

ADDENDA 32. **SPECIAL CONDITIONS:**

UNITED MIZRAHI BANK LTD.
MINISTRY OF FINANCE
STAMP DUTY PERMIT NO. BM-30

IN WITNESS WHEREOF THE PARTIES HERETO HAVE HEREUNTO EXECUTED THIS GUARANTEE ON THIS ____ DAY OF ______ 19____

PARTICULARS OF GUARANTORS

Signature Date	Name of Guarantor	Company/Identity No. of Guarantor	Address	Signature of Guarantor
16.08.2005	Nisko projects electronics and	511521296	Habarzel 2A Tel-Aviv	
	communications (1990) Ltd.			

911-13 (8.94)